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LIST OF EXHIBITS:

    1.1(a) Copy of Standard Terms and Conditions of Trust between John Nuveen & Co. Incorporated, Depositor, and The Chase Manhattan Bank (National Association), Trustee. Filed as Exhibit 1.1(A) to the Sponsor's Registration Statement filed with respect to Series 823 (File No. 33-62325) and is incorporated herein by reference.

    1.1(b) Trust Indenture and Agreement (to be supplied by amendment).

    1.2* Copy of Certificate of Incorporation, as amended, of John Nuveen & Co. Incorporated, Depositor.

    1.3** Copy of amendment of Certificate of Incorporation changing name of Depositor to John Nuveen & Co. Incorporated.

    2.1 Copy of Certificate of Ownership (included in Exhibit 1.1(A) and Incorporated herein by reference).

    3.1 Opinion of counsel as to legality of securities being registered (to be supplied by amendment).

    3.2 Opinion of counsel as to Federal income tax status of securities being registered (to be supplied by amendment).

    3.3 Consents of special state counsel to the Fund for state tax matters to use of their names in the Prospectus (to be supplied by amendment).

    4.1 Consent of Standard + Poor's Corporation (to be supplied by amendment).

    4.2 Consent of Kenny S+P Evaluation Services (to be supplied by amendment).

    4.3 Consent of Carter, Ledyard & Milburn (to be supplied by amendment).

    6.1 List of Directors and Officers of Depositor and other related information (incorporated by reference to Form S-6 [File
              No. 33-62325] filed on September 7, 1995 on behalf of Nuveen Tax-Exempt Unit Trust, Series 823).

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*Incorporated by reference to Form N-8B-2 (File No. 811-1547) filed on behalf of Nuveen Tax-Exempt Unit Trust, Series 16.

**Incorporated by reference to Form N-8B-2 (File No. 811-2198) filed on behalf of Nuveen Tax-Exempt Unit Trust, Series 37.